THIRD AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated this 14th day of August, 2009, to the Fund Administration Servicing Agreement dated as of August 15, 2005, as amended June 8, 2007 and October 8, 2007 (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANAGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: /s/ Mark F. Travis	By: /s/ Michael R. McVoy

Name: Mark F. Travis	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B
to the Fund Administration Servicing Agreement

Intrepid Capital Management FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective in Conjunction with the Launch of the Intrepid Small Cap Class I

Domestic Funds

Annual Fee Based Upon Market Value Per Fund*
[__] basis points on the first $[__] million
[__] basis points on the next $[__] million
[__] basis points on the balance

Minimum annual fee:

$[__]Intrepid Capital Fund
$[__]Intrepid Small Cap Fund (Multi Class)
$[__]Intrepid Income Fund
$[__]Intrepid All Cap Fund

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Plus out-of-pocket expenses, including but not limited
to:
●  Postage, Stationery
●  Programming, Special Reports
●  Proxies, Insurance
●  EDGAR filing
●  Retention of records
●  Federal and state regulatory filing fees
●  Certain insurance premiums
●  Expenses from board of directors meetings
●  Auditing and legal expenses
●  Blue Sky conversion expenses (if necessary)
●  All other out-of-pocket expenses

Additional Services
Available but not included above are the following
services – multiple classes, legal administration, SEC
§15(c) reporting, daily fund compliance testing, and
daily performance reporting.

Exhibit B (continued) to the Fund Administration Servicing Agreement

Intrepid Capital Management CHIEF COMPLIANCE OFFICER SUPPORT SERVICES

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
●  Business Line Functions Supported
●  Fund Administration and Compliance
●  Transfer Agent and Shareholder Services
●  Fund Accounting
●  Custody Services
●  Securities Lending Services
●  Distribution Services
●  CCO Portal – Web On-line Access to Fund CCO Documents
●  Daily Resource to Fund CCO, Fund Board, Advisor
●  Provide USBFS/USB Critical Procedures & Compliance Controls
●  Daily and Periodic Reporting
●  Periodic CCO Conference Calls
●  Dissemination of Industry/Regulatory Information
●  Client & Business Line CCO Education & Training
●  Due Diligence Review of USBFS Service Facilities
●  Quarterly USBFS Certification
●  Board Meeting Presentation and Board Support
●  Testing, Documentation, Reporting

Annual Fee Schedule*
●  $[__] per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.